UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

May 3, 2011

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Merchants Bancshares, Inc. (the “Company”) held on May 3, 2011, the Company’s shareholders approved the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan (the “Plan”). The primary purpose of the amendment and restatement of the Plan was to add restricted stock as an additional type of equity grant that can be made under the Plan.

A copy of the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.

Submission of Matters to a Vote by Security Holders.

At the Annual Meeting, the Company’s shareholders voted as follows:

Proposal 1. To elect four directors, each whom will serve for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Michael G. Furlong	3,642,569	931,999	1,013,555
Robert A. Skiff	4,373,048	201,521	1,013,555
Lorilee A. Lawton	4,383,639	190,929	1,013,555
John A. Kane	4,267,571	306,997	1,013,555

Proposal 2. To ratify and approve the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,395,081	1,157,675	21,812	1,013,555

Proposal 3. To consider a non-binding resolution to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,225,325	293,792	55,451	1,013,555

Proposal 4. To consider a non-binding resolution to select the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,012,074	61,861	362,835	137,798	1,013,555

Proposal 5. To ratify KPMG LLP as the Company’s independent registered public accounting firm for 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,503,846	63,190	21,087	0

Item 9.01.

Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

By:	/s/ Janet P. Spitler
Name:	Janet P. Spitler
Title:	Chief Financial Officer & Treasurer Principal Accounting Officer

Date: May 6, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan